Exhibit 99.3

SECOND AMENDMENT TO LEASE AGREEMENT

[East Campus, Illinois]

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made this 20th day of May, 2005 (“Effective Date”), by and between HEWITT PROPERTIES III LLC, an Illinois limited liability company (“Landlord”), and HEWITT ASSOCIATES LLC, an Illinois limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 22, 1999 (“Original Lease”), whereby Landlord leased to Tenant approximately 43 acres of real property (“Land”) situated in Lincolnshire, Illinois, County of Lake (as legally described in the Original Lease), together with certain improvements as described therein; and

WHEREAS, the Original Lease heretofore has been amended by a certain First Amendment to Lease Agreement dated as of May 31, 2002 (“First Amendment”); and

WHEREAS, Landlord and Tenant desire to modify the Original Lease as heretofore amended by the First Amendment, in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and made a part hereof by this reference.

2. Definitions; Title. All capitalized terms not defined in this Second Amendment shall have the meaning ascribed to them in the Original Lease, unless otherwise stated herein. As used herein and in the Original Lease, the term “Lease” shall mean the Original Lease as amended by the First Amendment and this Second Amendment.

3. Notes/Rent. The provisions regarding the Notes and Base Rent are modified as follows:

a. The last two sentences of the recital paragraph immediately prior to Section 1 of the Original Lease are hereby deleted.

b. Section 3 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Landlord and Tenant acknowledge that (i) the “Rent Commencement Date” was May 22, 1999, and (ii) Tenant has paid all “Base Rent” from the Rent Commencement Date through April

30, 2005. Commencing as of May 1, 2005, “Base Rent” shall be paid monthly, in arrears, in equal installments of $357,076.00 without offset or deduction with the first payment due on the 1st day of the month following the Effective Date of this Second Amendment and on the 1st day of each month thereafter through the Expiration Date. Until advised in writing to the contrary by Landlord, Tenant shall pay all Base Rent, Additional Rent and all other amounts due Landlord hereunder to Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois 60606, Attn: Indenture Trust Division.”

c. All references in the Original Lease and First Amendment to the Notes and the Note Agreement are hereby deleted. Without limiting the generality of the foregoing, (i) the first sentences of Section 12 and Section 13 and the fifth sentence of Section 17.B. of the Original Lease are revised to delete the clause “or under the Note Agreement” and the first sentence of Section 12 of the Original Lease is revised to delete the words “and therein,” (ii) the third sentence of Section 17.C. is revised to delete the phrase “or so long as the Notes remain outstanding, by Agent,” (iii) all references to “Agent” in Sections 16 and 17 shall be deemed to refer to Landlord or, at Landlord’s election, Landlord’s lender, (iv) Section 17.F. of the Original Lease is hereby deleted in its entirety, and (v) the last three sentences of the third paragraph of Section 19 of the Original Lease are hereby deleted in their entirety. In addition, the second sentence of the second paragraph of Section 12 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, Tenant may assign this Lease to any Person so long as that Person is organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing Tenant’s obligations under the Lease. As used in this Section 4.c, “Person” shall mean a partnership, corporation, LLC, association, trust, or unincorporated organization, but shall not include a government or agency or political subdivision thereof.”

d. Exhibit D to the Original Lease is hereby deleted in its entirety.

4. Lease Extension. The second sentence of Section 13 of the Original Lease is revised to delete the term “six (6) months” and replace it with “twelve (12) months.”

5. Option to Purchase Demised Premises. Section 35 of the Original Lease is hereby deleted in its entirety and replaced with the following right of first refusal:

“a. If Landlord should at any time during the term of this Lease receive a bona fide offer (“Refusal Offer”) to purchase any, or all, of the Land, together with any or all improvements thereon (the “ROFR Property”) from a third party and Landlord desires to accept such offer, Landlord shall deliver to Tenant a written notice (“Acquisition Notice”) setting forth the name of the prospective purchaser and the terms and conditions of such Refusal Offer.

b. Tenant shall have ten (10) business days from receipt of the Acquisition Notice to exercise its right (“Right of First Refusal”) to purchase the ROFR Property listed in the Acquisition Notice by delivering written notice thereof to Landlord. Delivery of such notice shall obligate Tenant to purchase the ROFR Property (or the applicable portion thereof) on the date which is ninety (90) days after receipt of the Acquisition Notice (or any earlier date requested by Tenant) and on the terms and conditions set forth in the Acquisition Notice. In the event Tenant shall not elect to exercise its Right of First Refusal or fails to timely deliver notice within the ten (10) business day period, Tenant shall conclusively be deemed to have waived its Right of First Refusal as to the transaction described in the Acquisition Notice in question and Landlord may thereupon proceed to sell the ROFR Property (or portion thereof) on the terms and conditions and to the party specified in the Acquisition Notice in question, and in the event the ROFR Property (or portion thereof) is sold as set forth in the Acquisition Notice in question, the Right of First Refusal shall be applicable to any future sales of remaining ROFR Property (or portion thereof), and this Lease shall remain in full force and effect. Modifications may be made in the offer outlined in the Acquisition Notice without the necessity of resubmitting the offer to Tenant, provided that the purchase price is not reduced, the payment terms are not changed, and provided that the closing date is not extended for a period in excess of ninety (90) days.

c. Notwithstanding the foregoing, Tenant’s Right of First Refusal described in this Section 5 shall not apply (i) in the event Landlord’s lender forecloses, accepts a deed in lieu of foreclosure or otherwise takes title to the Land, or (ii) to any transfer of the Land to an Affiliate of Landlord. As used in this Section 5.c., “Affiliate” shall mean any entity resulting from a merger or consolidation with Landlord or any entity controlled by, controlling, or under common control with Landlord.

d. Any exercise by Tenant of the Right of First Refusal shall not be effective unless at the time of exercise by Tenant of such right, the following is true:

(i) There is then existing no Event of Default under the Lease or this Second Amendment;

(ii) Tenant has a senior unsecured debt rating of at least BBB+ by Standard & Poor’s (or an equivalent rating by Moody’s, Fitch or other rating agency reasonably acceptable to Landlord); and

(iii) No less than seventy–five percent (75%) of the Demised Premises is occupied by Tenant or (x) any entity resulting from a merger or consolidation with Tenant, (y) any entity succeeding to the business and assets of Tenant, or (z) any entity controlled by, controlling, or under common control with Tenant.”

6. Impositions. Section 14.D. of the Original Lease is amended by inserting the word “not” after the word “would” in the sixth line thereof.

7. Insurance. All policies of insurance required to be maintained by Tenant under Section 15 of the Original Lease shall be written through companies which (a) are licensed or admitted to do business in the State of Illinois and (b) have a general company and financial size rating of “A-” or better by Standard & Poor’s Ratings Group. In addition, without limiting any requirement of Section 15, Tenant agrees that the coverages maintained by Tenant under Section 15.B. shall be not less than the coverages in effect as of the Effective Date, which include terrorism risk insurance.

8. Interest. Section 26 of the Original Lease is hereby deleted in its entirety and replaced with the following: “Base Rent, Additional Rent and any other amounts due Landlord hereunder, if not paid when due, and any other charges payable by Tenant hereunder not paid when due, including any charges, expenses, liabilities or fees in connection with a default by Tenant, shall accrue interest (the “Default Rate”) at the lesser of (a) the rate of prime (as published in the Wall Street Journal) plus four percent (4%) or (b) the maximum lawful rate.”

9. Financial Covenants. At all times throughout the Lease term Tenant shall be in compliance with all financial covenants contained in agreements pertaining to Tenant’s senior indebtedness, and, without limiting the generality of the foregoing, shall maintain the following (each a “Financial Covenant” and, collectively, the “Financial Covenants”): (a) a minimum level of net worth of $237,211,000; and (b) a ratio of consolidated debt to consolidated cash flow not to exceed 2.25 to 1.00. If, at any time, Tenant shall not be in compliance with the Financial Covenants Tenant shall (x) give Landlord prompt written notice thereof, specifying with reasonable detail the Financial Covenant or Financial Covenants with which Tenant is not in compliance and the nature of such non-compliance, and (y) Tenant shall deliver to Landlord the guaranty of Hewitt Associates, Inc. or another entity reasonably acceptable to Landlord (“Guaranty”), in a commercially reasonable form, guaranteeing the obligations of Tenant under the Lease, which Guaranty shall remain in effect for so long as Tenant is not in compliance with the Financial Covenants.

10. Tenant Financial Information. At Landlord’s request (which request, in the absence of any default by Tenant hereunder, shall be made no more than once in any calendar year), Tenant shall deliver to Landlord, within thirty (30) days after written request by Landlord, Tenant’s most recent then available annual audited financial statements, including a balance sheet and income statement, prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements shall (i) be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects and (ii) be for a fiscal year of Tenant ending as of a date no earlier than fifteen (15) months prior to the date of Landlord’s notice to Tenant.

11. Nondisturbance. Section 11 of the Original Lease is amended by adding to the beginning of the first sentence thereof the phrase “Subject to the last sentence of this Section 11,” and by adding the following at the end thereof: “The foregoing subordination shall be self-operative and automatically effective as to any existing instrument or instrument filed subsequent to the execution and delivery of this Lease; provided, that (i) Landlord shall obtain for the benefit of Tenant an agreement from any future or existing mortgagee, ground lessor or other encumbrancer (each, a “Secured Party”), in a commercially reasonable form, that, for so long as there exists no default beyond applicable grace periods under this Lease by Tenant, such Secured Party will not, in foreclosing against or taking possession of the Demised Premises or otherwise exercising its rights under such instrument, terminate this Lease or disturb Tenant’s possession of the Demised Premises hereunder, or words of similar import, and (ii) such subordination shall not otherwise materially restrict or limit the rights or increase the obligations of Tenant under this Lease.”

12. Counterparts. This Second Amendment may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Second Amendment.

13. Miscellaneous. This Second Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns (except as expressly otherwise provided in the Lease), and (b) shall be governed by and construed in accordance with the laws of the State of Illinois.

14. Ratification. Except as expressly amended by this Second Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect, including, without limitation, the provisions of Section 21 of the Original Lease regarding Brokerage.

15. Memorandum of Lease. Landlord shall record, at Landlord’s expense, a Memorandum of Lease in a form reasonably acceptable to Tenant. Such Memorandum of Lease shall be recorded on the closing date of Landlord’s sale of the Land, immediately prior to the recordation of the buyer’s deed and any other documents to be recorded, including buyer’s mortgage and other financial documentation.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease Agreement under seal as of the day and year first hereinabove written.

LANDLORD:

HEWITT PROPERTIES III LLC, an Illinois limited liability company

By:	/S/ DAVID L. HUNT
Name:	David L. Hunt
Title:	Manager

TENANT:

HEWITT ASSOCIATES LLC, an Illinois limited liability company

By:	/S/ C.L. CONNOLLY III
Name:	C.L. Connolly III
Title:	Secretary

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